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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1696010 (I.R.S. Employer Identification No.)
6830 Spencer Street, Las Vegas, Nevada (Address of principal executive offices)	89119 (Zip Code)

1999 Stock Option Plan
(Full title of the plan)

Stacie L. Brown
6830 Spencer Street
Las Vegas, Nevada 89119
(Name and address of agent for service)

(702) 733-7195
(Telephone number, including area code, of agent for service)

Copies to:
Michael J. Bonner
Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway, 7th Floor
Las Vegas, Nevada 89109
(702) 792-7000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value	2,000,000 shares	$3.54	$7,080,000	$572.77

(1)
Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.

(2)
Computed pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the weighted average price at which the options may be exercised. In determining the weighted average price, the registrant applied a $2.50 value to 122,410 shares that are authorized under the plan but have not been granted, which the registrant believes is the fair market value and which is equal to the exercise price of the options most recently granted by the registrant.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

        * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following material previously filed by VendingData Corporation (the "Company," the "Registrant," "we" or "us") with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference:

  1.
  Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the annual period ended December 31, 2002 filed with the SEC on April 28, 2003.

  2.
  The Company's Current Report on Form 8-K filed with the SEC on April 28, 2003.

  3.
  The Company's Current Report on Form 8-K/A filed with the SEC on May 6, 2003.

  4.
  The Company's Definitive Proxy Statement for the Annual Meeting of Stockholders held May 29, 2003 filed with the SEC on May 9, 2003.

  5.
  The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 filed with the SEC on May 20, 2003.

  6.
  The Company's Current Report on Form 8-K/A-2 filed with the SEC on May 29, 2003.

  7.
  The Company's Current Report on Form 8-K filed with the SEC on June 3, 2003.

  8.
  The Company's Current Report on Form 8-K filed with the SEC on June 18, 2003.

  9.
  The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 filed with the SEC on August 18, 2003.

  10.
  The Company's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003 filed with the SEC on August 19, 2003.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Company's common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Pursuant to the provisions of Section 78.7502 of the NRS, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

        Pursuant to the provisions of Section 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the NRS provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Section 78.751 of the NRS requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. Our bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent provided by the NRS.

        In addition, Section 78.138.7 of the NRS provides that directors and officers are not personally liable to the corporation or its stockholders for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud or a knowing violation of law.

        In June and July 2003, we executed indemnification agreements with our board members, executive officers and significant employees confirming that we would hold harmless and indemnify our officers, directors and key employees to the fullest extent authorized or permitted under the NRS.

        Even though indemnification for liabilities arising under the Securities Act may be provided to certain directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.01	Second Amended and Restated Articles of Incorporation incorporated herein by reference to the Company's Form 8-K report filed with the SEC on June 18, 2003.
5.01	Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities being registered.
10.01	Amended and Restated 1999 Stock Option Plan incorporated herein by reference to the Company's Form 10-QSB/A for the quarter ended June 30, 2003, Item 6, Exhibit 10.02.
23.01	Consent of James E. Scheifley.
23.02	Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.01).
24.01	Power of Attorney (included on signature page).

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

                (1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act.

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement for the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                (3)    To remove from the registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 9, 2003.

VENDINGDATA CORPORATION (Registrant)
By:	/s/ STEVEN J. BLAD Steven J. Blad, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Blad, as a true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ STEVEN J. BLAD Steven J. Blad	Chief Executive Officer, President and Director (Principal Executive Officer)	September 9, 2003
/s/ JOHN R. SPINA John R. Spina	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 9, 2003
/s/ JAMES E. CRABBE James E. Crabbe	Chairman of the Board	September 9, 2003
/s/ RONALD O. KEIL Ronald O. Keil	Director	September 9, 2003
/s/ BOB L. SMITH Bob L. Smith	Director	September 9, 2003

EXHIBIT INDEX

Exhibit Number	Description
3.01	Second Amended and Restated Articles of Incorporation incorporated herein by reference to the Company's Form 8-K report filed with the SEC on June 18, 2003.
5.01	Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities being registered.
10.01	Amended and Restated 1999 Stock Option Plan incorporated herein by reference to the Company's Form 10-QSB/A for the quarter ended June 30, 2003, Item 6, Exhibit 10.02.
23.01	Consent of James E. Scheifley.
23.02	Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.01).
24.01	Power of Attorney.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX